EXHIBIT 99.2

IN ORDER TO RECEIVE THE CONSENT FEE – EITHER IN CASH OR IN CONSENT FEE SHARES – YOU MUST COMPLETE AND RETURN THIS ELECTION FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW.

ONLY RESIDENTS OF CANADA WHO QUALIFY AS “ACCREDITED INVESTORS” UNDER APPLICABLE CANADIAN SECURITIES LAWS MAY ELECT TO RECEIVE CONSENT FEE SHARES.

PINETREE CAPITAL LTD.

CONSENT FEE ELECTION FORM

This Election Form is for use by holders of the 8.0% convertible unsecured subordinated debentures due May 31, 2016 (the “Debentures”) of Pinetree Capital Ltd. (the “Company”) in connection with the proposed amendments to the Debentures described in the Notice of Extraordinary Meeting and Management Information Circular of the Company dated August 15, 2013 (the  “Circular”).

This Election Form may only be completed by beneficial holders of Debentures (“Debentureholders”) who are eligible to receive the Consent Fee as described herein. Eligible Debentureholders who are eligible to receive payment of the Consent Fee – either in cash or in Consent Fee Shares - must complete and return this Election Form in accordance with the instructions contained herein.  If you wish to receive the Consent Fee in cash (or otherwise fail to qualify for payment in Consent Fee Shares) and do not return your Election Form in accordance with the instructions herein by November 30, 2013, you will forfeit your right to receive payment of the Consent Fee.

Capitalized terms used but not defined in this Election Form have the meanings set out in the Circular.  You are encouraged to carefully review the Circular in its entirety.

To be effective, this Election Form, properly completed and duly executed by a beneficial holder of Debentures (a “Debentureholder”) must be deposited with Equity Financial Trust Company, Suite 300, 200 University Avenue, Toronto, Ontario M5H 4H1, Attention: Corporate Actions.  If you are eligible to receive Consent Fee Shares and wish to do so, you must ensure that your properly completed and duly executed Election Form arrives not later than 11:00 a.m. (Eastern Standard Time), on September 10, 2013 or, if the Debentureholder Meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before any such adjourned or postponed Debentureholder Meeting (the “Election Deadline”).

Debentureholders are urged to consult their legal, tax and other professional advisors prior to making an election to receive Consent Fee Shares.

Please carefully read the Circular and the instructions set out below before completing this Election Form.

If you have any questions about this Election Form or how to complete it, please contact:

Equity Financial Trust Company
Suite 300
200 University Avenue
Toronto, Ontario M5H 4H1
Telephone: (416) 361-0930, ext. 342
Email: corporateactions@equityfinancialtrust.com

TO:	PINETREE CAPITAL LTD.

AND TO:	EQUITY FINANCIAL TRUST COMPANY (the “Trustee”), at its office set out below.

CONSENT FEE ELECTION (you must check one of the following two boxes)
I wish to receive Consent Fee payable in respect of all of the Debentures beneficially owned by me as of the Record Date:

☐ in cash

☐ in Consent Fee Shares (please complete and sign the accredited investor certificate attached as Schedule “A” and return it with this form)

If you have elected to receive Consent Fee Shares and are eligible to do so, the Consent Fee shares can be issued in registered form to CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and then deposited directly into your account with a participating broker or intermediary. If you wish to receive your Consent Fee Shares in this manner, you must provide the information below in order to ensure that your Consent Fee Shares are credited to the correct CDS participant account:

Name of Participant:	_______________________________________________________________________________________

Participant Address:	_______________________________________________________________________________________

CUID:	_______________________________________________________________________________________

Participant Contact Name and Address:	_______________________________________________________________________________________

Contact Phone and Email:	_______________________________________________________________________________________

If you do not provide the foregoing information, you will receive a certificate representing your Consent Fee Shares. Please complete the Consent Fee information on page 5.

The undersigned acknowledges receipt of the Circular and covenants, represents and warrants that: (a) the undersigned was the beneficial owner of the Debentures subject to this election (the “Subject Debentures”) as of the Record Date and has full power and authority to execute this Election Form; (b) on or before the Election Deadline, the undersigned will have returned a Form of Proxy and Consent or voting instruction form with the “CONSENTS TO/VOTES FOR” box marked in accordance in respect of the Subject Debentures; and (c) all information provided in this Election Form by the undersigned is accurate and complete.

In addition, if the undersigned has elected to receive Consent Fee Shares, the undersigned covenants, represents and warrants that: (a) the undersigned is a resident of Canada; and (b) the undersigned is an “accredited investor” within the meaning of National Instrument 45-106 and has completed and signed the certificate in the form attached hereto as Schedule “A”.

The covenants, representations and warranties set forth in this Election Form shall survive the delivery of the Consent Fee.

The undersigned acknowledges and agrees that the Company’s obligation to pay the Consent Fee or to deliver any Consent Fee Shares in respect of any Subject Debentures is subject to: (a) the satisfaction or waiver of the Payment Conditions; and (b) in respect of payment of the Consent Fee Shares, the Company being satisfied, in its sole discretion, that (i) the undersigned is resident in Canada and qualifies as an “accredited investor” within the meaning of National Instrument 45-106 and (ii) the Company may distribute the Consent Fee Shares to the undersigned without a prospectus and in compliance with all applicable laws.  Any determination by the Company as to whether any or all of the Payment Conditions have been satisfied or whether any Debentureholder is eligible to receive the Consent Fee or the Consent Fee Shares shall be final and binding upon all persons.

If the undersigned has elected to receive Consent Fee Shares, the undersigned further acknowledges and agrees that the Consent Fee Shares will be subject to a four-month hold period, during which time the Consent Fee Shares may not be traded unless permitted under applicable securities laws, and the share certificates evidencing the Consent Fee Shares will bear a legend reflecting this resale restriction.

The Trustee will act as the agent of the undersigned for the purposes of transmitting Consent Fee Shares and receipt thereof by the Trustee will be deemed to constitute receipt by Debentureholders electing to receive Consent Fee Shares.

Subject to the foregoing and unless otherwise directed in this Election Form, the applicable share certificates will be issued in the name of the undersigned.  Unless the undersigned instructs the Trustee to hold the applicable share certificates for pick-up by so indicating in the appropriate box of this Election Form, the applicable share certificates will be forwarded by first class insured mail to such person at the address specified in this Election Form. Share certificates mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Each of the Company and the Trustee reserve the right to withhold amounts in respect of withholding taxes, where required by law.

The undersigned acknowledges that there shall be no duty or obligation on the part of any of the Company, the Trustee or any other person to give notice of any defect or irregularity in this Election Form and no liability shall be incurred by any of them for failure to give such notice.

The undersigned  agrees to indemnify and hold harmless the Company and the Trustee from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the undersigned, including, if applicable, in respect of the undersigned’s status as a resident of Canada and an “accredited investor” under applicable Canadian securities laws, contained herein or in any document furnished by the undersigned, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, to the Company or the Trustee in connection herewith, being untrue in any material respect or any breach or failure by the undersigned to comply with any covenant or agreement made by the undersigned on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, herein or in any document furnished by the undersigned, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, to the Company or the Trustee in connection herewith.

If the undersigned has elected to receive Consent Fee Shares, the information provided by the undersigned in this Election Form, including the name, address and telephone number of the undersigned and the number of Consent Fee Shares that the undersigned is electing to receive, will be disclosed to the Ontario Securities Commission, and such information is being indirectly collected by the Ontario Securities Commission under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario. The undersigned hereby authorizes the indirect collection of such information to the Ontario Securities Commission. In the event the undersigned has any questions with respect to the indirect collection of such information by the Ontario Securities Commission, the undersigned should contact the Ontario Securities Commission, Administrative Assistant to the Director of Corporate Finance at (416) 593-8086 or in person or writing at Suite 1900, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8.

BY SIGNING IN THE SPACE PROVIDED BELOW, THE UNDERSIGNED CONFIRMS ITS ELECTION TO RECEIVE THE CONSENT FEE IN RESPECT OF THE SUBJECT DEBENTURES AND ACKNOWLEDGES AND ACCEPTS THE TERMS AND CONDITIONS SET OUT IN THIS ELECTION FORM.

Dated: _____________________________________________________

_____________________________________________________
Signature of Debentureholder or Authorized Representative – See Instructions 2 and 5

_____________________________________________________
Name of Debentureholder (please print or type)

_____________________________________________________
Name of Authorized Representative, if applicable (please print or type)

_____________________________________________________
Address (please print or type)
_____________________________________________________

_____________________________________________________
Area Code and Telephone Number (during business hours)

_____________________________________________________
(E-mail Address)

PLEASE COMPLETE THE CONSENT FEE INFORMATION ON THE FOLLOWING PAGES IN ORDER TO ENSURE
THAT YOUR CONSENT FEE OR CONSENT FEE SHARES CAN BE DELIVERED TO
YOU.

CONSENT FEE INFORMATION

Please review carefully and complete the following boxes, as appropriate.

BOX A
REGISTRATION INSTRUCTIONS
ISSUE SHARE CERTIFICATES OR CHEQUE IN THE NAME OF:
(please print or type)

______________________________________________________________
(Name)

______________________________________________________________

______________________________________________________________
(Street Address and Number)

______________________________________________________________
(City and Province)

______________________________________________________________
(Postal Code))

______________________________________________________________
(Telephone – Business Hours)

______________________________________________________________
(Social Insurance Number)

BOX B
DELIVERY INSTRUCTIONS
SEND SHARE CERTIFICATES OR CHEQUE (Unless Box “C” is checked) TO:
(please print or type)
 Same as address in Box A, or to:

______________________________________________________________
(Name)

______________________________________________________________

______________________________________________________________
(Street Address and Number)

______________________________________________________________
(City and Province)

______________________________________________________________
(Postal Code)

______________________________________________________________
(Telephone – Business Hours)

______________________________________________________________
(Social Insurance Number)

BOX C SPECIAL PICK-UP INSTRUCTIONS (Check box)
☐	HOLD SHARE CERTIFICATES OR CHEQUE FOR PICK-UP AT THE OFFICES OF THE TRUSTEE SPECIFIED ON THE LAST PAGE HEREOF.

1.	Use of Election Form and Election Deadline

(a)
In order for eligible Debentureholders who wish to receive the Consent Fee and, if applicable, make a valid election to receive Consent Fee Shares, this Election Form (or manually signed facsimile thereof), properly completed and duly executed must be received by the Trustee at the address specified below. If the Debentureholder is eligible to receive Consent Fee Shares and is eligible to do so, this Election Form must be received by the Trustee at or prior to the Election Deadline.

(b)	The method used to deliver this Election Form is at the option and risk of the undersigned, and delivery will be deemed effective only when such documents are actually received.

2.	Fiduciaries, Representatives and Authorizations

Where this Election Form is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Election Form must be accompanied by satisfactory evidence of such person’s appointment and authority to act. The Company or the Trustee, at their discretion, may require additional evidence of appointment or authority or additional documentation.

3.	Delivery Instructions

If any share certificate or cheque is to be sent to someone at an address other than the address of the Debentureholder as it appears in Box A on this Election Form, entitled “Registration Instructions”, then Box B on this Election Form, entitled “Delivery Instructions”, should be completed. If Box B is not completed, any share certificates or cheques will be mailed to the undersigned at the address as it appears in Box A.

4.	Assistance

THE TRUSTEE (SEE BELOW FOR ADDRESSES AND TELEPHONE NUMBERS) OR YOUR BROKER, INVESTMENT DEALER, COMMERCIAL BANK, TRUST COMPANY MANAGER, BANK MANAGER, LAWYER OR OTHER PROFESSIONAL ADVISOR WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS ELECTION FORM.

5.	Miscellaneous

(a)
All questions as to the validity, form, eligibility (including timely receipt) and acceptance of this Election Form will be determined by the Company in its sole discretion. The undersigned agrees that such determination shall be final and binding. The Company reserves the absolute right to reject any and all elections which it determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. The Company reserves the absolute right to waive any defects or irregularities in the deposit of any Election Forms.

(b)
If the space on this Election Form is insufficient to list all certificates for Subject Debentures, additional certificate numbers and numbers of shares may be included on a separate signed list attached to this Election Form.

(c)	If Subject Debentures are registered in different names (e.g. “John Doe” and “J. Doe”), a separate Election Form should be signed for each different registration.

The Trustee is:

EQUITY FINANCIAL TRUST COMPANY

Suite 300
200 University Avenue
Toronto, Ontario M5H 4H1
Telephone: (416) 361-0930, ext. 342
Email: corporateactions@equityfinancialtrust.com

SCHEDULE “A”

ACCREDITED INVESTOR CERTIFICATE

TO:                      Pinetree Capital Ltd. (the “Company”)

In connection with the election by the undersigned to receive Consent Fee Shares, the undersigned hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

(a)	the undersigned is resident in or otherwise subject to the securities laws of a province of Canada;

(b)	the undersigned is electing to receive Consent Fee Shares as principal its own account and not for the benefit of any other person; and

(c)
the undersigned is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within the category of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a)	a Canadian financial institution, or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐	(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☐	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

☐	(v)
a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia.

For the purposes hereof, the following definitions are included for convenience:

(a)
“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)
“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Québec where control person means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(d)	“financial assets” means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)
“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer;

(f)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(g)
“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

(h)
“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(i)	“non-redeemable investment fund” means an issuer,

(A)           whose primary purpose is to invest money provided by its securityholders,

(B)           that does not invest,

(ii)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(iii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(C)           that is not a mutual fund;

(j)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(k)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(l)
“spouse” means an individual who(i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(m)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In NI 45-106 a person (first person) is considered to control another person (second person) if (a) the first person,  directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

Dated: _______________, 2013	Signed: _________________________________

_________________________________ Witness (If Subscriber is an Individual)	__________________________________________ Print the name of Debentureholder

_________________________________ Print Name of Witness	__________________________________________ If Subscriber is a corporation, print name and title of Authorized Signing Officer